Exhibit 99.1

July 24, 2019
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Second Quarter 2019 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), North America's largest truckload transportation company, today reported second quarter 2019 net income attributable to Knight-Swift of $79.2 million and Adjusted Net Income Attributable to Knight-Swift of $100.6 million. Our GAAP earnings per diluted share was $0.46 for the second quarter of 2019, compared to $0.51 for the second quarter of 2018. Our Adjusted EPS was $0.58 for the second quarter of 2019, compared to $0.56 for the second quarter of 2018.

Key Financial Highlights
Our consolidated operations continued to show progress and resilience, as we navigated through the softer freight environment in the first and second quarters of 2019. Focusing on the fundamentals of our business enabled us to improve our Adjusted Operating Income by 1.5% to $137.0 million, despite a 5.7% decrease in revenue, excluding trucking fuel surcharge from the second quarter of 2018 to the second quarter of 2019. Our Trucking segment, which includes our irregular route, dedicated, refrigerated, expedited, flatbed, and cross border operations, improved its Adjusted Operating Ratio to 85.8% in the second quarter of 2019 from 86.5% in the second quarter of 2018, while sequentially increasing its average tractor count by 51 tractors to 18,985. On a combined basis, we improved the Adjusted Operating Ratio in our asset-light segments (Logistics and Intermodal) to 95.3% in the second quarter of 2019 from 95.8% in the second quarter of 2018. This was driven by a 150 basis point improvement in the Adjusted Operating Ratio within the Logistics segment to 93.7% in the second quarter of 2019, compared to 95.2% in the second quarter of 2018. Overall, we remain committed to improving long-term profitability as we continue to leverage opportunities across the Knight-Swift brands, efficiently deploy our assets, and further our enterprise-wide efforts to improve our drivers' experience and safety, while maintaining a relentless focus on cost control.

	Quarter Ended June 30,
	2019	2018	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,242,083	$1,331,683	(6.7%)
Revenue, excluding trucking fuel surcharge ¹	$1,122,754	$1,191,022	(5.7%)
Operating income	$108,593	$124,242	(12.6%)
Adjusted Operating Income ²	$136,967	$134,929	1.5%
Net income attributable to Knight-Swift	$79,205	$91,323	(13.3%)
Adjusted Net Income Attributable to Knight-Swift ²	$100,627	$99,632	1.0%
Earnings per diluted share	$0.46	$0.51	(9.8%)
Adjusted EPS ²	$0.58	$0.56	3.6%

1	See Note 2 to the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.

2	See GAAP to non-GAAP reconciliation in the schedules following this release.

Revenue — Total revenue decreased by 6.7% to $1.2 billion for the second quarter of 2019 from $1.3 billion for the second quarter of 2018. Revenue, excluding trucking fuel surcharge decreased by 5.7% to $1.1 billion for the second quarter of 2019, as compared to $1.2 billion for the second quarter of 2018.
Operating Income — Operating income decreased to $108.6 million for the second quarter of 2019 from $124.2 million for the second quarter of 2018, primarily due to an increase in the legal accrual associated with an ongoing lawsuit, which is included in "Miscellaneous operating expenses" in the condensed consolidated statement of comprehensive income for the second quarter of 2019. Adjusted Operating Income increased 1.5% to $137.0 million for the second quarter of 2019 from $134.9 million for the second quarter of 2018. This was primarily driven by an increase in trucking revenue per loaded mile (excluding fuel surcharge), improved margin performance within the Logistics segment, and continued cost control.
Income Taxes — The second quarter 2019 effective tax rate was 24.7%, compared to 22.9% in the second quarter of 2018. We expect the full-year 2019 effective tax rate to be in the range of 25.0% to 26.0% before discrete items.
Dividend — The Company previously announced a quarterly cash dividend of $0.06 per share to stockholders of record on June 3, 2019, which was paid on June 27, 2019.

Segment Financial Performance
Segment Recast — As previously disclosed, the Company reorganized its reportable segments during the first quarter of 2019. Accordingly, throughout this release, the prior period segment information has been recast to align with the current period presentation.
Trucking Segment

	Quarter Ended June 30,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding trucking fuel surcharge and intersegment transactions	$900,648	$941,117	(4.3%)
Operating income	$125,772	$126,657	(0.7%)
Adjusted Operating Income ¹	$128,303	$127,000	1.0%
Operating ratio	87.7%	88.3%	(60	bps)
Adjusted Operating Ratio ¹	85.8%	86.5%	(70	bps)

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
The Adjusted Operating Ratio within our Trucking segment improved to 85.8% in the second quarter of 2019 from 86.5% in the same quarter last year, contributing to a 1.0% improvement in Adjusted Operating Income. Swift's truckload operating segment generated sequential and year-over-year improvements in profitability, operating at an 84.2% Adjusted Operating Ratio during the quarter. Knight's trucking fleet continued to operate very efficiently, achieving an 81.8% Adjusted Operating Ratio during the second quarter of 2019. Our Trucking segment's average revenue per tractor decreased by 3.0% as a result of a 6.4% decrease in miles per tractor, partially offset by a 4.1% increase in revenue per loaded mile, excluding fuel surcharge and intersegment transactions.

2

Logistics Segment

	Quarter Ended June 30,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$80,304	$96,401	(16.7%)
Operating income	$5,021	$4,615	8.8%
Operating ratio	93.9%	95.3%	(140	bps)
Adjusted Operating Ratio ¹	93.7%	95.2%	(150	bps)

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
Adjusted Operating Ratio in the Logistics segment (which primarily consists of our Knight and Swift brokerage services) improved to 93.7% in the second quarter of 2019 from 95.2% in the second quarter of 2018. We remained diligent in improving our operating efficiency, resulting in an 8.8% increase in operating income, despite a 16.7% decrease in revenue, excluding intersegment transactions. The improvement in operating income was driven by a 330 basis point improvement in brokerage gross margin to 16.2% in the second quarter of 2019 from 12.9% in the second quarter of 2018. A competitive market during the second quarter of 2019 resulted in a 13.8% decrease in brokerage revenue, excluding intersegment transactions, as compared to the second quarter of 2018. This was primarily driven by a 10.3% decrease in brokerage revenue per load. Competition increased as the quarter progressed, putting more pressure on revenue and margins.
Intermodal Segment

	Quarter Ended June 30,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$117,727	$119,830	(1.8%)
Operating income	$4,192	$4,480	(6.4%)
Operating ratio	96.5%	96.3%	20	bps
Adjusted Operating Ratio ¹	96.4%	96.3%	10	bps

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
During the second quarter of 2019, our Intermodal segment produced an Adjusted Operating Ratio of 96.4%, compared to 96.3% during the second quarter of 2018. Although the competitive market pressured volumes, revenue, excluding intersegment transactions decreased, as a 6.4% increase in revenue per load helped to offset the 7.7% decrease in load counts. We continue to focus on improving our cost structure and improving our load volumes in our Intermodal segment.
Non-reportable Segments

	Quarter Ended June 30,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Total revenue	$29,597	$48,783	(39.3%)
Operating loss	$(26,392)	$(11,510)	129.3%

The non-reportable segments include support services provided to our customers and independent contractors (including repair and maintenance shop services, equipment leasing, warranty services, and insurance), trailer parts manufacturing, as well as certain corporate expenses (such as legal settlements and accruals and $10.3 million in quarterly amortization of intangibles related to the September 2017 merger between Knight and Swift). The decrease in total revenue within our non-reportable segments is primarily attributed to a decrease in leasing and insurance activities with independent contractors. This was accompanied by a corresponding decrease in the operating expenses associated with these activities. Additionally, we incurred $15.5 million in costs associated with a jury verdict issued in July 2019 related to an ongoing lawsuit. The Company is reviewing all options including post-trial motions seeking to overturn the jury verdict and if necessary, an appeal.

3

Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Year-to-Date June 30,
	2019	2018	Change
	(In thousands)
Net cash provided by operating activities	$362,812	$375,912	$(13,100)
Net cash used in investing activities	(223,882)	(232,564)	8,682
Net cash used in financing activities	(162,022)	(126,769)	(35,253)
Net (decrease) increase in cash, restricted cash, and equivalents ²	$(23,092)	$16,579	$(39,671)
Net capital expenditures	$(219,904)	$(121,386)	$(98,518)

1
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

2
"Net (decrease) increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.

Liquidity and Capitalization — As of June 30, 2019, we had a balance of $755.6 million of unrestricted cash and available liquidity and $5.5 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $849.6 million as of June 30, 2019, which is consistent with our December 31, 2018 Net Debt balance. Free cash flow for the first half of 2019 was $142.9 million (computed as net cash provided by operating activities, less net capital expenditures). We generated $362.8 million in operating cash flows, reduced our operating lease liabilities by $59.7 million 3, and repurchased $86.9 million worth of our common stock during the first half of the year. Over the last twelve months ended June 30, 2019, we repurchased $266.2 million worth of our common stock and returned $42.0 million to our stockholders in the form of quarterly dividends. We remain committed to a strong capital structure, which we believe will position us for long-term success and enable us to pursue further opportunities for organic growth, growth through acquisitions, and other capital allocation opportunities.
Equipment and Capital Expenditures — Gain on sale of revenue equipment decreased to $7.5 million in the second quarter of 2019, compared to $9.1 million in the same quarter of 2018. Capital expenditures, net of disposal proceeds, were $170.8 million for the second quarter of 2019 and $219.9 million for the first half of the year. We reduced the average age of our tractor fleet to 2.1 years in the second quarter of 2019 from 2.5 years in the second quarter of 2018. We expect that net capital expenditures will be in the range of $550.0 – $575.0 million for full-year 2019, primarily representing replacements of existing tractors and trailers, as well as investment in our terminal network and driver amenities. We plan to continue funding purchases primarily with cash and borrowing under our revolving credit facility, and we expect to rely less on leasing.
Guidance — As recently announced, our expected Adjusted EPS 4 range for the third quarter of 2019 is $0.54 to $0.57. Our expected Adjusted EPS 4 range for the fourth quarter of 2019 is $0.73 to $0.77. Our expected Adjusted EPS ranges for the third and fourth quarters of 2019 are based on the current truckload market, recent trends, and the current beliefs, assumptions, and expectations of management (including those referenced in the second quarter 2019 earnings presentation posted on our website).
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS guidance.
________

3
See note 1 to the condensed consolidated balance sheets regarding the Company's adoption of the Financial Accounting Standards Board's new lease standard (Accounting Standards Codification ("ASC") Topic 842, Leases).

4
Expected Adjusted EPS starts with US GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.05 for each of the two remaining quarters in 2019).

4

Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:

•	any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items,

•	future effective tax rates,

•	future performance of our Intermodal segment, including cost structure and load volumes,

•	future capital structure, capital allocation, and growth strategies and opportunities, and

•	future capital expenditures, including funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2018 and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

5

Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited) [1]

	Quarter-to-Date June 30,		Year-to-Date June 30,
	2019	2018	2019	2018
	(In thousands, except per share data)
Revenue:
Revenue, excluding trucking fuel surcharge ²	$1,122,754	$1,191,022	$2,219,710	$2,333,063
Trucking fuel surcharge ²	119,329	140,661	226,908	269,752
Total revenue	1,242,083	1,331,683	2,446,618	2,602,815
Operating expenses:
Salaries, wages, and benefits	380,354	371,405	744,209	733,078
Fuel	151,309	162,969	289,748	307,785
Operations and maintenance	82,443	88,278	162,203	173,298
Insurance and claims	48,796	53,126	98,932	112,274
Operating taxes and licenses	21,560	22,671	43,363	45,821
Communications	4,960	5,450	10,043	10,742
Depreciation and amortization of property and equipment	102,938	95,748	203,875	189,611
Amortization of intangibles	10,692	10,687	21,385	21,196
Rental expense	32,875	47,703	68,420	100,578
Purchased transportation	261,273	335,712	530,622	659,995
Impairments	2,182	—	2,182	—
Miscellaneous operating expenses	34,108	13,692	46,744	30,451
Total operating expenses	1,133,490	1,207,441	2,221,726	2,384,829
Operating income	108,593	124,242	224,892	217,986
Other (expenses) income:
Interest income	977	730	1,993	1,302
Interest expense	(7,156)	(7,132)	(14,504)	(13,896)
Other income, net	3,101	1,005	9,240	3,160
Other (expenses) income, net	(3,078)	(5,397)	(3,271)	(9,434)
Income before income taxes	105,515	118,845	221,621	208,552
Income tax expense	26,076	27,217	53,999	46,192
Net income	79,439	91,628	167,622	162,360
Net income attributable to noncontrolling interest	(234)	(305)	(479)	(673)
Net income attributable to Knight-Swift	$79,205	$91,323	$167,143	$161,687

Earnings per share:
Basic	$0.46	$0.51	$0.97	$0.91
Diluted	$0.46	$0.51	$0.97	$0.90

Dividends declared per share:	$0.06	$0.06	$0.12	$0.12

Weighted average shares outstanding:
Basic	172,078	178,451	172,522	178,307
Diluted	172,724	179,398	173,162	179,321

1
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

2
Beginning in the second quarter of 2019, the Company presents fuel surcharge revenue generated within only its Trucking segment within "Trucking fuel surcharge" in the Condensed Consolidated Statements of Comprehensive Income. Fuel surcharge revenue generated within the remaining segments is included in "Revenue, excluding trucking fuel surcharge." Prior period amounts have been reclassified to align with the current period presentation.

6

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2019	December 31, 2018
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$55,063	$82,486
Cash and cash equivalents – restricted	51,602	46,888
Restricted investments, held-to-maturity, amortized cost	10,277	17,413
Trade receivables, net of allowance for doubtful accounts of $17,350 and $16,355, respectively ²	549,668	601,228
Contract balance – revenue in transit ²	20,526	15,602
Prepaid expenses	67,904	67,011
Assets held for sale	43,479	39,955
Income tax receivable	35,437	6,943
Other current assets	34,356	29,706
Total current assets	868,312	907,232
Property and equipment, net	2,745,643	2,612,837
Operating lease right-of-use assets ¹	221,026	—
Goodwill	2,919,219	2,919,176
Intangible assets, net	1,399,534	1,420,919
Other long-term assets	59,850	51,721
Total assets	$8,213,584	$7,911,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$165,085	$117,883
Accrued payroll and purchased transportation	112,949	126,464
Accrued liabilities	154,197	151,500
Claims accruals – current portion	153,768	160,044
Finance lease liabilities and long-term debt – current portion ¹	58,684	58,672
Operating lease liabilities – current portion ¹	98,904	—
Total current liabilities	743,587	614,563
Revolving line of credit	270,000	195,000
Long-term debt – less current portion	364,707	364,590
Finance lease liabilities – less current portion ¹	66,027	71,248
Operating lease liabilities – less current portion ¹	129,680	—
Accounts receivable securitization	144,684	239,606
Claims accruals – less current portion	196,929	201,327
Deferred tax liabilities	749,077	739,538
Other long-term liabilities	16,873	23,294
Total liabilities	2,681,564	2,449,166
Stockholders’ equity:
Common stock	1,703	1,728
Additional paid-in capital	4,254,297	4,242,369
Retained earnings	1,274,067	1,216,852
Total Knight-Swift stockholders' equity	5,530,067	5,460,949
Noncontrolling interest	1,953	1,770
Total stockholders’ equity	5,532,020	5,462,719
Total liabilities and stockholders’ equity	$8,213,584	$7,911,885

1
During the first quarter of 2019, the Company adopted Accounting Standards Codification Topic 842, Leases, which was established by the Financial Accounting Standards Board in February 2016 through Accounting Standards Update 2016-02, as subsequently amended. The new standard requires lessees to recognize right-of-use assets and corresponding lease liabilities arising from operating leases on the balance sheet. Further, right-of-use assets are adjusted for differences in fair value identified from business combinations. Capital leases will continue to be recognized on the balance sheet, but are now referred to as "finance" leases, as required by the new standard.

2
Beginning in the second quarter of 2019, the Company presents "Revenue in transit" as a separate line item on the Condensed Consolidated Balance Sheets. Prior period amounts have been reclassified out of "Trade receivables" to align with the current period presentation.

7

Segment Operating Statistics (Unaudited) [3]

	Quarter-to-Date June 30,				Year-to-Date June 30,
	2019	2018 (recast)	Change		2019	2018 (recast)	Change
Trucking
Average revenue per tractor ¹	$47,440	$48,892	(3.0%)		$93,163	$95,098	(2.0%)
Non-paid empty miles percentage	12.9%	12.5%	40	bps	12.9%	12.4%	50	bps
Average length of haul (miles)	429	427	0.5%		429	424	1.2%
Miles per tractor	23,656	25,267	(6.4%)		46,181	49,948	(7.5%)
Average tractors	18,985	19,249	(1.4%)		18,959	19,447	(2.5%)
Average trailers	58,263	62,822	(7.3%)		56,902	63,911	(11.0%)

Logistics
Revenue per load – Brokerage only ²	$1,475	$1,644	(10.3%)		$1,452	$1,635	(11.2%)
Gross margin – Brokerage only	16.2%	12.9%	330	bps	17.0%	13.0%	400	bps

Intermodal
Average revenue per load ²	$2,438	$2,291	6.4%		$2,447	$2,248	8.9%
Load count	48,290	52,315	(7.7%)		95,399	102,312	(6.8%)
Average tractors	651	621	4.8%		672	600	12.0%
Average containers	9,863	9,119	8.2%		9,864	9,120	8.2%

1	Computed with revenue, excluding fuel surcharge and intersegment transactions

2	Computed with revenue, excluding intersegment transactions

3
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

8

Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity, which is defined under "Liquidity and Capitalization" above. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio 1 2

	Quarter-to-Date June 30,		Year-to-Date June 30,
	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,242,083	$1,331,683	$2,446,618	$2,602,815
Total operating expenses	(1,133,490)	(1,207,441)	(2,221,726)	(2,384,829)
Operating income	$108,593	$124,242	$224,892	$217,986
Operating ratio	91.3%	90.7%	90.8%	91.6%

Non-GAAP Presentation
Total revenue	$1,242,083	$1,331,683	$2,446,618	$2,602,815
Trucking fuel surcharge	(119,329)	(140,661)	(226,908)	(269,752)
Revenue, excluding trucking fuel surcharge	1,122,754	1,191,022	2,219,710	2,333,063

Total operating expenses	1,133,490	1,207,441	2,221,726	2,384,829
Adjusted for:
Trucking fuel surcharge	(119,329)	(140,661)	(226,908)	(269,752)
Amortization of intangibles ³	(10,692)	(10,687)	(21,385)	(21,196)
Impairments [4]	(2,182)	—	(2,182)	—
Legal accruals [5]	(15,500)	—	(15,500)	—
Adjusted Operating Expenses	985,787	1,056,093	1,955,751	2,093,881
Adjusted Operating Income	$136,967	$134,929	$263,959	$239,182
Adjusted Operating Ratio	87.8%	88.7%	88.1%	89.7%

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1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

3	"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, Abilene Acquisition, and historical Knight acquisitions.

4	"Impairments" reflects the non-cash impairment of leasehold improvements incurred during the early termination of a lease related to one of our operating properties.

5
"Legal accruals" reflects anticipated costs associated with a jury verdict issued in July 2019 related to an ongoing lawsuit, which is included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income for the quarter and year-to-date period ended June 30, 2019.  The Company is reviewing all options including post-trial motions seeking to overturn the jury verdict and if necessary, an appeal.

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter-to-Date June 30,		Year-to-Date June 30,
	2019	2018	2019	2018
	(Dollars In thousands)
GAAP: Net income attributable to Knight-Swift	$79,205	$91,323	$167,143	$161,687
Adjusted for:
Income tax expense attributable to Knight-Swift	26,076	27,217	53,999	46,192
Income before income taxes attributable to Knight-Swift	105,281	118,540	221,142	207,879
Amortization of intangibles ³	10,692	10,687	21,385	21,196
Impairments [4]	2,182	—	2,182	—
Legal accruals [5]	15,500	—	15,500	—
Adjusted income before income taxes	133,655	129,227	260,209	229,075
Provision for income tax expense at effective rate	(33,028)	(29,595)	(63,401)	(50,738)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$100,627	$99,632	$196,808	$178,337

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter-to-Date June 30,		Year-to-Date June 30,
	2019	2018	2019	2018
GAAP: Earnings per diluted share	$0.46	$0.51	$0.97	$0.90
Adjusted for:
Income tax expense attributable to Knight-Swift	0.15	0.15	0.31	0.26
Income before income taxes attributable to Knight-Swift	0.61	0.66	1.28	1.16
Amortization of intangibles ³	0.06	0.06	0.12	0.12
Impairments [4]	0.01	—	0.01	—
Legal accruals [5]	0.09	—	0.09	—
Adjusted income before income taxes	0.77	0.72	1.50	1.28
Provision for income tax expense at effective rate	(0.19)	(0.16)	(0.37)	(0.28)
Non-GAAP: Adjusted EPS	$0.58	$0.56	$1.14	$0.99

1
Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

3	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.

4	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.

5	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio ¹ ²

	Quarter-to-Date June 30,		Year-to-Date June 30,
Trucking Segment	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,020,027	$1,081,832	$1,993,272	$2,119,196
Total operating expenses	(894,255)	(955,175)	(1,752,325)	(1,892,288)
Operating income	$125,772	$126,657	$240,947	$226,908
Operating ratio	87.7%	88.3%	87.9%	89.3%
Non-GAAP Presentation
Total revenue	$1,020,027	$1,081,832	$1,993,272	$2,119,196
Trucking fuel surcharge	(119,329)	(140,661)	(226,908)	(269,752)
Intersegment transactions	(50)	(54)	(86)	(73)
Revenue, excluding trucking fuel surcharge and intersegment transactions	900,648	941,117	1,766,278	1,849,371

Total operating expenses	894,255	955,175	1,752,325	1,892,288
Adjusted for:
Trucking fuel surcharge	(119,329)	(140,661)	(226,908)	(269,752)
Intersegment transactions	(50)	(54)	(86)	(73)
Amortization of intangibles ³	(349)	(343)	(698)	(508)
Impairments [4]	(2,182)	—	(2,182)	—
Adjusted Operating Expenses	772,345	814,117	1,522,451	1,621,955
Adjusted Operating Income	$128,303	$127,000	$243,827	$227,416
Adjusted Operating Ratio	85.8%	86.5%	86.2%	87.7%

1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

3	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.

4	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued ¹ ²

	Quarter-to-Date June 30,		Year-to-Date June 30,
Logistics Segment	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$82,929	$99,188	$171,881	$188,377
Total operating expenses	(77,908)	(94,573)	(159,577)	(179,803)
Operating income	$5,021	$4,615	$12,304	$8,574
Operating ratio	93.9%	95.3%	92.8%	95.4%
Non-GAAP Presentation
Total revenue	$82,929	$99,188	$171,881	$188,377
Intersegment transactions	(2,625)	(2,787)	(4,386)	(5,925)
Revenue, excluding intersegment transactions	80,304	96,401	167,495	182,452

Total operating expenses	77,908	94,573	159,577	179,803
Adjusted for:
Intersegment transactions	(2,625)	(2,787)	(4,386)	(5,925)
Adjusted Operating Expenses	75,283	91,786	155,191	173,878
Adjusted Operating Income	$5,021	$4,615	$12,304	$8,574
Adjusted Operating Ratio	93.7%	95.2%	92.7%	95.3%

	Quarter-to-Date June 30,		Year-to-Date June 30,
Intermodal Segment	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$118,195	$120,047	$234,562	$230,314
Total operating expenses	(114,003)	(115,567)	(228,009)	(221,886)
Operating income	$4,192	$4,480	$6,553	$8,428
Operating ratio	96.5%	96.3%	97.2%	96.3%
Non-GAAP Presentation
Total revenue	$118,195	$120,047	$234,562	$230,314
Intersegment transactions	(468)	(217)	(1,158)	(354)
Revenue, excluding intersegment transactions	117,727	119,830	233,404	229,960

Total operating expenses	114,003	115,567	228,009	221,886
Adjusted for:
Intersegment transactions	(468)	(217)	(1,158)	(354)
Adjusted Operating Expenses	113,535	115,350	226,851	221,532
Adjusted Operating Income	$4,192	$4,480	$6,553	$8,428
Adjusted Operating Ratio	96.4%	96.3%	97.2%	96.3%

1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

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